Exhibit 3.17

CERTIFICATE OF INCORPORATION

OF

PICASSO PARENT COMPANY, INC.

ARTICLE ONE

The name of the corporation is Picasso Parent Company, Inc.

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101 in the City of Dover, County of Kent, 19904. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of stock which the corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $.01 per share.

ARTICLE FIVE

The name and mailing address of the sole incorporator are as follows:

NAME	MAILING ADDRESS

Jordannah Bangi	300 North LaSalle, 34th FL Chicago, Illinois 60601

ARTICLE SIX

The corporation is to have perpetual existence.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE EIGHT

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE NINE

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article Nine shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE TEN

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE ELEVEN

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

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ARTICLE TWELVE

To the maximum extent permitted from time to time under the laws of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation. No amendment or repeal of this Article Twelve shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities or which such officer, director, or stockholder becomes aware prior to such amendment or repeal.

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I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 10th day of February, 2010.

By: /s/ Jordannah Bangi
Jordannah Bangi, Sole Incorporator

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

OF

PICASSO PARENT COMPANY, INC.

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In accordance with the provisions of § 241 of the General Corporation Law of the State of Delaware.

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Picasso Parent Company, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That as of the date hereof, the Corporation has not received any payment in respect of its capital stock.

SECOND: That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting ARTICLE FOUR therein in its entirety and replacing it with the following:

“ARTICLE FOUR

The total number of shares of stock which the corporation has the authority to issue is 40,000,000 shares of Common Stock, with a par value of $.01 per share.”

THIRD: That on June 15, 2010, the board of directors of the Corporation, acting by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware and the Certificate of Incorporation of the Corporation, adopted the foregoing amendment pursuant to § 241 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned does hereby certify under penalty of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 15th day of June, 2010.

Picasso Parent Company, Inc.,
a Delaware corporation

By:	/s/ Thomas S. Souleles

Name:	Thomas S. Souleles
Title:	President

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

PICASSO PARENT COMPANY, INC.

Picasso Parent Company, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: That the directors of the Corporation, by written consent, duly adopted a resolution approving and adopting an amendment to the Certificate of Incorporation of the Corporation. The resolution setting forth the proposed amendment is as follows:

“RESOLVED, that the Certificate of Incorporation of the Corporation (the “Charter”) be, and hereby is, amended in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by deleting ARTICLE ONE thereof in its entirely and substituting therefore a new ARTICLE ONE to read in full as follows:

ARTICLE ONE

The name of the corporation is BWAY Parent Company, Inc.”

SECOND: That in lieu of a meeting and vote of the stockholders, the holders of a majority of the outstanding shares of the Corporation entitled to vote as given written consent to said amendment in accordance with the provisions of Section 228 of the DGCL.

THIRD: That the proposed amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

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IN WITNESS WHEREOF, the undersigned does hereby certify under penalty of perjury that this Certificate of Amendment to the Certificate of Incorporation of Picasso Parent Company, Inc. is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 30th day of July, 2010.

Picasso Parent Company, Inc., a Delaware corporation

By:	/s/ Michael B. Clauer
Name:	Michael B. Clauer
Title:	Executive Vice President and Chief Financial Officer